As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Gritstone bio, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	47-4859534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5959 Horton Street, Suite 300 Emeryville, California 94608	94608
(Address of Principal Executive Offices)	(Zip Code)

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2018 Incentive Award Plan

2018 Employee Stock Purchase Plan

(Full Title of the Plan)

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Andrew Allen, M.D., Ph.D.

President and Chief Executive Officer

Gritstone bio, Inc.

5959 Horton Street, Suite 300

Emeryville, California 94608

(510) 871-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

.

Copies to:

Effie Toshav, Esq. Robert A. Freedman, Esq. Ryan Mitteness, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 401 Union Street, 5th Floor Seattle, WA 98101 (415) 875-2300

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

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REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2018 (File No. 333-227665) (the “Original Registration Statement”), Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.) (the “Registrant”) registered 2,782,920 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Gritstone Oncology, Inc. 2018 Incentive Award Plan (the “2018 Plan”), and 282,334 shares of Common Stock issuable under the Gritstone Oncology, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The Original Registration Statement also registered 2,355,270 shares of Common Stock issuable under the Gritstone Oncology, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), which shares become available for issuance under the 2018 Plan to the extent awards under the 2015 Plan are forfeited or lapse unexercised and are not issued under the 2015 Plan.

By a registration statement on Form S-8 filed with the SEC on March 28, 2019 (File No. 333-230581) (the “2019 Registration Statement”), the Registrant registered an additional 1,160,000 shares of Common Stock issuable under the 2018 Plan and an additional 290,000 shares of Common Stock issuable under the ESPP.

By a registration statement on Form S-8 filed with the SEC on March 11, 2020 (File No. 333-237095) (the “2020 Registration Statement”), the Registrant registered an additional 1,454,553 shares of Common Stock issuable under the 2018 Plan and an additional 363,638 shares of Common Stock issuable under the ESPP.

By a registration statement on Form S-8 filed with the SEC on March 11, 2021 (File No. 333-254177) (the “March 2021 Registration Statement”), the Registrant registered an additional 1,902,107 shares of Common Stock issuable under the 2018 Plan and an additional 475,526 shares of Common Stock issuable under the ESPP.

By a registration statement on Form S-8 filed with the SEC on March 10, 2022 (File No. 333-263451) (the “March 2022 Registration Statement”), the Registrant registered an additional 2,761,915 shares of Common Stock issuable under the 2018 Plan and an additional 690,479 shares of Common Stock issuable under the ESPP.

By a registration statement on Form S-8 filed with the SEC on March 9, 2023 (File No. 333-270429) (the “March 2023 Registration Statement”), the Registrant registered an additional 3,475,796 shares of Common Stock issuable under the 2018 Plan, an additional 868,949 shares of Common Stock issuable under the ESPP.

The Registrant is hereby registering an additional 3,903,416 shares of Common Stock issuable under the 2018 Plan and an additional 975,854 shares of Common Stock issuable under the ESPP, which shares are now available for grant pursuant to the automatic annual increase provisions in the 2018 Plan and ESPP.

Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement, the 2019 Registration Statement, the 2020 Registration Statement, the March 2021 Registration Statement, the March 2022 Registration Statement, and the March 2023 Registration Statement are incorporated by reference in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Filing Date	Exhibit Number
4.1(a)	Amended and Restated Certificate of Incorporation.	8-K	10-2-18	3.1
4.2(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	5-6-21	3.1
4.2	Amended and Restated Bylaws.	8-K	5-6-21	3.2
4.3	Form of Common Stock Certificate.	S-1/A	9-17-18	4.2
5.1	Opinion of Fenwick & West LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2018 Incentive Award Plan.	S-8	10-2-18	99.2(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7(b)
99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7(c)
99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Incentive Award Plan.	S-1	9-17-18	10.7(d)
99.2#	2018 Employee Stock Purchase Plan.	S-8	10-2-18	99.3
107	Filing Fee Table				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Emeryville, California, on this 5th day of March, 2024.

Gritstone bio, Inc.

By:	/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew Allen, M.D., Ph.D. and Vassiliki Economides and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Allen	President, Chief Executive Officer and Director	March 5, 2024
Andrew Allen, M.D., Ph.D.	(Principal Executive Officer)

/s/ Vassiliki Economides	Chief Financial Officer	March 5, 2024
Vassiliki “Celia” Economides	(Principal Financial Officer)

/s/ James Cho	Chief Accounting Officer	March 5, 2024
James Cho	(Principal Accounting Officer)

/s/ Elaine Jones	Chairperson of Our Board of Directors	March 5, 2024
Elaine Jones, Ph.D.

/s/ Clare Fisher	Director	March 5, 2024
Clare Fisher

/s/ Steve Krognes	Director	March 5, 2024
Steve Krognes

/s/ Naiyer A. Rizvi	Director	March 5, 2024
Naiyer A. Rizvi, M.D.

/s/ Lawrence Corey	Director	March 5, 2024
Lawrence Corey, M.D.

/s/ Shefali Agarwal	Director	March 5, 2024
Shefali Agarwal, M.D., M.P.H.